UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 4, 2015
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NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)
2980 Fairview Park Drive, Falls Church, Virginia 22042
www.northropgrumman.com
(Address of principal executive offices and internet site)
(703) 280-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 4, 2015, the Board of Directors of Northrop Grumman Corporation approved amended and restated Bylaws to provide for proxy access, permitting eligible stockholders to include their own director nominees in the Company’s proxy materials under the terms and conditions set forth in the Company’s Bylaws. Pursuant to Article II, new Section 2.09 of the Bylaws, a stockholder, or a group of up to 20 stockholders, that has maintained for at least three years continuous ownership of 3% or more of the Company’s outstanding shares of capital stock entitled to vote in the election of directors, may include in the Company’s proxy materials director nominees constituting up to the greater of two nominees or nominees constituting 20% of the number of directors in office, provided that the stockholder(s), nomination and nominee(s) satisfy the terms set forth in the Bylaws. Section 2.09 and new Section 3.15 of the amended and restated Bylaws include, among other provisions, certain eligibility, procedural and disclosure requirements. The amended and restated Bylaws also contain related and other conforming changes to Article II, Section 2.08.

The amended and restated Bylaws became effective immediately after approval by the Board. To nominate a director under the proxy access procedure, compliant notice from a stockholder must generally be received by the Secretary at the principal executive offices of the Company not less than 120 or more than 150 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders.

A copy of the Bylaws, as amended and restated, is filed as Exhibit 3.2 to this Form 8-K, and this summary of the amended and restated Bylaws is qualified in its entirety by reference to such Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws, as amended December 4, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary
Date: December 10, 2015

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Northrop Grumman Corporation, as amended December 4, 2015

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